Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Clear Skies Solar, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Ezra J. Green, the Chairman & Chief Executive Officer of Clear Skies Solar, Inc. and Arthur L. Goldberg, the Chief Financial Officer of Clear Skies Solar, Inc., each certifies that:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Ezra J. Green

	Name:	Ezra J. Green
	Title:	Chairman & Chief Executive Officer (Principal Executive Officer)
	Dated:	November 13, 2008

By:	/s/ Arthur L. Goldberg

	Name:	Arthur L. Goldberg
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
	Dated:	November 13, 2008